Exhibit 99.2
RENEWAL AND TRANSITION SUPPLEMENTAL OPERATING AND FINANCIAL DATA FIRST QUARTER 2024

1Q 2024 SUPPLEMENTAL REPORT FORWARD-LOOKING STATEMENTS This supplemental information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, adopted pursuant to the Private Securities Litigation Reform Act of 1995. Statements that are not purely historical may be forward-looking. You can identify some of the forward-looking statements by their use of forward-looking words, such as ‘‘believes,’’ ‘‘expects,’’ ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘seeks,’’ ‘‘approximately,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘estimates’’ or ‘‘anticipates,’’ or the negative of those words or similar words. Forward-looking statements involve inherent risks and uncertainties regarding events, conditions and financial trends that may affect our future plans of operation, business strategy, results of operations and financial position. A number of important factors could cause actual results to differ materially from those included within or contemplated by such forward-looking statements, including, but not limited to, the status of the economy, the status of capital markets (including prevailing interest rates), and our access to capital; the income and returns available from investments in health care related real estate, the ability of our borrowers and lessees to meet their obligations to us, our reliance on a few major operators; competition faced by our borrowers and lessees within the health care industry, regulation of the health care industry by federal, state and local governments, changes in Medicare and Medicaid reimbursement amounts (including due to federal and state budget constraints), compliance with and changes to regulations and payment policies within the health care industry, debt that we may incur and changes in financing terms, our ability to continue to qualify as a real estate investment trust, the relative illiquidity of our real estate investments, potential limitations on our remedies when mortgage loans default, and risks and liabilities in connection with properties owned through limited liability companies and partnerships. For a discussion of these and other factors that could cause actual results to differ from those contemplated in the forward-looking statements, please see the discussion under ‘‘Risk Factors’’ and other information contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and in our publicly available filings with the Securities and Exchange Commission. We do not undertake any responsibility to update or revise any of these factors or to announce publicly any revisions to forward-looking statements, whether as a result of new information, future events or otherwise. NON-GAAP INFORMATION This supplemental information contains certain non-GAAP information including EBITDAre, adjusted EBITDAre, FFO, FFO excluding non-recurring items, FAD, FAD excluding non-recurring items, adjusted interest coverage ratio, and adjusted fixed charges coverage ratio. A reconciliation of this non-GAAP information is provided on pages 20, 23 and 24 of this supplemental information, and additional information is available under the “Non-GAAP Financial Measures” subsection under the “Filings” section of our website at www.LTCreit.com. TABLE OF CONTENTS 2 COMPANY Company Information & Leadership 3 INVESTMENTS Real Estate Activities Acquisitions 4 Mortgage and Mezzanine Loans 5 Joint Ventures 6 Purchase Options and Renovation & Construction Loans 7 PORTFOLIO Overview 8-9 Diversification Operators 10-11 Maturity 12 Geography, MSA, Age of Portfolio 13-14 Real Estate Investments Metrics 15 FINANCIAL Enterprise Value 16 Debt Metrics 17 Debt Maturity 18 Financial Data Summary 19-20 Consolidated Statements of Income 21 Consolidated Balance Sheets 22 Funds from Operations 23-24 GLOSSARY 25-26 Founded in 1992, LTC Properties, Inc. (NYSE: LTC) is a self-administered real estate investment trust (REIT) investing in seniors housing and health care properties primarily through sale-leaseback transactions, mortgage financing and structured finance solutions including preferred equity and mezzanine lending. LTC’s portfolio encompasses Skilled Nursing Facilities (SNF), Assisted Living Communities (ALF), Independent Living Communities (ILF), Memory Care Communities (MC) and combinations thereof. Our main objective is to build and grow a diversified portfolio that creates and sustains shareholder value while providing our stockholders current distribution income. To meet this objective, we seek properties operated by regional operators, ideally offering upside and portfolio diversification (geographic, operator, property type and investment vehicle). For more information, visit www.LTCreit.com.

LEADERSHIP



WENDY SIMPSON
Chairman and
Chief Executive Officer



PAM KESSLER
Co-President,
CFO and Secretary



CLINT MALIN
Co-President and
Chief Investment Officer



CECE CHIKHALE
Executive Vice President,
Chief Accounting Officer
and Treasurer



DOUG KOREY
Executive Vice President,
Managing Director of
Business Development



GIBSON SATTERWHITE
Senior Vice President,
Asset Management



MANDI HOGAN
Senior Vice President
of Marketing, Investor
Relations and ESG

BOARD OF DIRECTORS

WENDY SIMPSON	Chairman
CORNELIA CHENG	ESG Committee Chairman
DAVID GRUBER	Director
BOYD HENDRICKSON	Lead Independent Director and Nominating & Corporate Governance Committee Chairman
JAMES PIECZYNSKI	Investment Committee Chairman
DEVRA SHAPIRO	Audit Committee Chairman
TIMOTHY TRICHE, MD	Compensation Committee Chairman

ANALYSTS

JUAN SANABRIA	BMO Capital Markets Corp.
OMOTAYO OKUSANYA	Deutsche Bank Securities Inc.
JOE DICKSTEIN	Jefferies LLC
AARON HECHT	JMP Securities, LLC
AUSTIN WURSCHMIDT	KeyBanc Capital Markets, Inc.
MICHAEL CARROLL	RBC Capital Markets Corp.
RICHARD ANDERSON	Wedbush
CONNOR SIVERSKY	Wells Fargo Securities, LLC

Any opinions, estimates, or forecasts regarding LTC's performance made by the analysts listed above do not represent the opinions, estimates, and forecasts of LTC or its management.

LTC PROPERTIES, INC.
3011 Townsgate Road
Suite 220
Westlake Village, CA 91361
805-981-8655
www.LTCreit.com

TRANSFER AGENT
Broadridge Shareholder Services
c/o Broadridge Corporate Issuer Solutions
1155 Long Island Avenue
Edgewood, NY 11717-8309
ATTN: IWS
866-708-5586

1Q 2024 SUPPLEMENTAL REPORT
3

REAL ESTATE ACTIVITIES – INVESTMENTS - 2023-2024 YTD
(DOLLAR AMOUNTS IN THOUSANDS)

$ 32,515

YTD 2024



INVESTMENTS
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$0
$81,315
$34,840
$109,440
$176,400
$261,851
2019
2020
2021
2022
2023

ACQUISITIONS

DATE	# OF PROPERTIES	PROPERTY TYPE	# BEDS/ UNITS	LOCATION	OPERATOR	DATE OF CONSTRUCTION	CONTRACTUAL INITIAL CASH YIELD	PURCHASE PRICE
Jun-2023	1	ILF/ALF/MC	242 units	Centerville, OH	Encore Senior Living	2019-2022	8.25%	$ 54,134 [1]
Feb-2024	— [2]	— [2]	—	Great Bend, KS	Brookdale Senior Living	—	8.00%	$ 315

(1) We contributed $45,000 to a $54,134 joint venture ("JV") for the purchase of an independent living, assisted living and memory care campus in Ohio. The seller, LTC's JV partner, has the option to purchase the campus during the third and fourth lease years, with an exit IRR of 9.75%. The campus was leased to an affiliate of Encore Senior Living ("Encore") under a 10-year term at an initial yield of 8.25% on LTC's allocation of the JV investment. We committed to fund $2,100 of lease incentives under the new lease. See Consolidated Joint Ventures on page 6 for further discussion.

(2) We purchased a land parcel adjacent to an existing assisted living community.

ACQUISITIONS ACCOUNTED FOR AS FINANCING RECEIVABLES[1]

DATE	# OF PROPERTIES	PROPERTY TYPE	# OF BEDS/UNITS	LOCATION	OPERATOR	DATE OF CONSTRUCTION	CONTRACTUAL INITIAL CASH YIELD	PURCHASE PRICE
Jan-2023	11	ALF/MC	523 units	Various cities in NC	ALG Senior	1988-2018	7.25%	121,321 [2]

(1) Financing receivables represent acquisitions through sale-leaseback transactions, subject to lease agreements that contain purchase options. In accordance with GAAP, the purchased assets are required to be presented as a financing receivable on our *Consolidated Balance Sheets* and the rental income received is required to be presented as interest income from financing receivables on our *Consolidated Statements of Income*.

(2) We entered into a JV with an affiliate of ALG Senior and contributed $117,490 into the JV that purchased 11 assisted living and memory care communities. The JV leased the communities to an affiliate of ALG Senior under a 10-year master lease, with two five-year renewal options. The initial annual rent is at a rate of 7.25%, increasing to 7.50% in year three, then escalating thereafter based on CPI, subject to a floor of 2% and ceiling of 4%. The master lease provides the operator with the option to buy up to 50% of the properties at the beginning of the third lease year, and the remaining properties at the beginning of the fourth lease year through the end of the sixth lease year, with an exit IRR of 9.00% on any portion of the properties being purchased. See Consolidated Joint Ventures on page 6.

1Q 2024 SUPPLEMENTAL REPORT

INVESTMENTS I 4

REAL ESTATE ACTIVITIES – INVESTMENTS - 2023-2024 YTD
(DOLLAR AMOUNTS IN THOUSANDS)

MORTGAGE LOANS

DATE	# OF PROPERTIES	PROPERTY TYPE	# UNITS/ BEDS	LOCATION	OPERATOR	MATURITY DATE	CONTRACTUAL INITIAL RATE	ORIGINATION	INITIAL INVESTMENT	INITIAL ADDITIONAL COMMITMENT
Jan-2023	1	MC	45 units	Canton, NC	ALG Senior	Jan-2025	7.25% (1)	$ 10,750	$ 10,750	$ —
Feb-2023	1	ILF/ALF/MC	203 units	Atlanta, GA	Galerie Management	Oct-2024	7.50% (2)	51,111	51,111	—
Jun-2023	1	SNF	150 beds	Hanover Park, IL	Ignite Medical Resorts	Jun-2028	8.75%	16,500	16,500	—
Dec-2023	2	ALF	92 units	Various cities in FL	Opal Senior Living	Dec-2025	8.75%	4,000 (3)	4,000	—
	5		340 units/150 beds					$ 82,361	$ 82,361	$ —
Jan-2024	1	UDP - ALF/MC	85 units	Lansing, MI	Encore Senior Living	Sep-2026	8.75%	$ 19,500 (4)	$ 2,940	$ 16,560 (4)

(1) The initial rate is 7.25% with a 9.00% IRR.
(2) Invested in an existing mortgage loan refinancing certain existing banks and our outstanding $7,461 mezzanine loan originated in 4Q18. The initial rate is 7.5% yield with a 7.75% IRR.
(3) The mortgage loan provides a one-year extension.
(4) Began funding in 1Q24 under this construction loan commitment which was originated in July 2023. The borrower contributed $12,100 of equity at commencement, which was used to initially fund the construction. The interest only loan term is approximately three years, and includes two, one-year extensions, each of which is contingent to certain coverage thresholds.

MEZZANINE LOANS

COMMITMENT YEAR	# OF PROPERTIES	PROPERTY TYPE	# OF UNITS	LOCATION	OPERATOR	MATURITY DATE	CONTRACTUAL INITIAL RATE	ORIGINATION
2023	1	ILF/ALF/MC	130 units	Alpharetta, GA	Galerie Management	Jun-2028 (1)	8.75%	$ 17,000

(1) The initial cash rate is 8.75% with a 12.00% IRR. Our investment represents approximately 12% of the estimated project cost. The loan will also be utilized for the construction of 89 additional units.

1Q 2024 SUPPLEMENTAL REPORT INVESTMENTS I 5

REAL ESTATE ACTIVITIES – JOINT VENTURES - CURRENT INVESTMENTS HELD

(DOLLAR AMOUNTS IN THOUSANDS)

UNCONSOLIDATED JOINT VENTURES

COMMITMENT YEAR	# OF PROPERTIES	PROPERTY TYPE	# OF UNITS	LOCATION	OPERATOR	INVESTMENT TYPE	RETURN	INVESTMENT COMMITMENT
2020	1	ALF/MC	95 units	Arlington, WA	Fields Senior Living	Preferred Equity	7.00% (1)	$ 6,340
2020	1	ILF/ALF	267 units	Vancouver, WA	Koelsch Communities	Preferred Equity	8.00% (2)	13,000
2024	1	SNF/ALF	104 beds/78 units	Katy, TX	Ignite Medical Resorts	Senior Loan	9.15% (3)	12,700
	3		104 beds/440 units					$ 32,040

(1) The initial cash rate is 7.00% increasing to 9.00% in year-four until the IRR is 8.00%. After achieving an 8.00% IRR, the cash rate drops to 8.00% with an IRR ranging between of 12.00% and 14.00% depending upon timing of redemption. Our investment represents 15.50% of the total investment. We have the option to require the JV partner to purchase our preferred equity interest at any time between August 17, 2031 and December 31, 2036.

(2) The initial cash rate is 8.00% with an IRR of 14.00%. Our investment represents 11.00% of the total project cost. The JV provides the JV partner the option to buy out our investment at any time after August 31, 2023 at the IRR rate. Also, we have the option to require the JV partner to purchase our preferred equity interest at any time between August 31, 2027 and prior to the end of the first renewal term of the lease. The project was completed in 4Q23.

(3) Represents a mortgage loan accounted for as an unconsolidated JV in accordance with GAAP. The five-year mortgage loan is interest only. The investment is expected to generate approximately $884 of revenue in 2024.

CONSOLIDATED JOINT VENTURES

INVESTMENT YEAR	PROPERTY TYPE	# OF UNITS/BEDS	LOCATION	OPERATOR	INVESTMENT PURPOSE	TOTAL JOINT VENTURES COMMITMENT	NON-CONTROLLING INTEREST CONTRIBUTION	LTC COMMITMENT	LTC CONTRIBUTION
2017	ALF	87 units	Spartanburg, SC	ALG Senior	Owned Real Estate	$ 11,660	$ 1,241	$ —	$ 10,419
2018	ALF/MC	78 units	Medford, OR	Fields Senior Living	Owned Real Estate(1)	19,029	1,141	—	17,888
2018	ILF	89 units	Medford, OR	Fields Senior Living	Owned Real Estate(1)	14,651	2,907	—	11,744
		167 units				33,680	4,048	—	29,632
2022	SNF	299 beds	Various cities in FL	PruittHealth	Owned Real Estate(2)	75,986	14,325	—	61,661
2023	ALF/MC	523 units	Various cities in NC	ALG Senior	Owned Real Estate(3)	121,321	3,831	—	117,490
2023	ILF/ALF/MC	242 units	Centerville, OH	Encore Senior Living	Owned Real Estate(4)	56,234	9,134	454	46,646
		765 units				177,555	12,965	454	164,136
		1,019 units/299 beds				$ 298,881	$ 32,579	$ 454	$ 265,848

(1) Represents a single joint venture with ownership in two properties.

(2) We entered into a JV with an affiliate of PruittHealth and the JV purchased three skilled nursing centers. In accordance with GAAP, the purchased assets are presented as a financing receivable on our *Consolidated Balance Sheets*.

(3) We entered into a JV with an affiliate of ALG Senior to purchase 11 assisted living/memory care communities. In accordance with GAAP, the purchased assets are presented as a financing receivable on our *Consolidated Balance Sheets*. See Financing Receivables on page 4 for further discussion.

(4) See Acquisitions on page 4 for further discussion.

1Q 2024 SUPPLEMENTAL REPORT

INVESTMENTS | 6

REAL ESTATE ACTIVITIES – PURCHASE OPTIONS AND RENOVATION & CONSTRUCTION LOANS

(DOLLAR AMOUNTS IN THOUSANDS)

PURCHASE OPTIONS

STATE	# OF PROPERTIES	PROPERTY TYPE	GROSS INVESTMENTS	ANNUALIZED GAAP REVENUE	OPTION WINDOW
California	2	ALF/MC	$ 38,895	$ 297	2023-2029
Florida	3	SNF	76,669	5,613	2025-2027 (1)
North Carolina	11	ALF/MC	121,321	9,706	2025-2028 (1)
North Carolina	5	ALF	14,404	3,219	2029
Ohio	1	MC	16,161	230	2024-2025
Ohio	1	ILF/ALF/MC	54,758	3,679	2025-2027 (2)
Oklahoma	5	ALF/MC	11,221	910	2027-2029
Tennessee	2	SNF	5,275	986	2023-2024
Texas	4	SNF	52,726	4,310	2027-2029 (3)
Texas	1	MC	12,743	— (4)	2026-2028
Various states (5)	17	ALF/MC	58,723	9,248	2029
Various states (6)	2	ALF/MC	31,433	— (6)	2027
Total	54		$ 494,329	$ 38,198	

(1) These properties were acquired through a sale-leaseback transaction, subject to a lease agreement that contains a purchase option. In accordance with GAAP, the purchased properties are required to be presented as a financing receivable on our *Consolidated Balance Sheets*.

(2) See Acquisitions on page 4 for further discussion.

(3) The master lease allows the operator to elect either an earn-out payment or purchase option. If neither option is elected within the timeframe defined in the lease, both elections are terminated.

(4) Subsequent to March 31, 2024, this property was transitioned to a new operator. The initial rent for the first six months is zero, after which rent will be based on mutually agreed upon fair market rent.

(5) Properties are in Colorado, Kansas, Ohio and Texas.

(6) In 1Q24, two properties in Georgia and South Carolina were transitioned to a new operator. The initial rent for the first six months is zero, after which rent will be based on mutually agreed upon fair market rent.

RENOVATION & CONSTRUCTION LOANS

ESTIMATED INTEREST INCEPTION DATE	COMMITMENT YEAR	# OF PROPERTIES	PROPERTY TYPE	PROJECT TYPE	LOCATION	OPERATOR	CONTRACTUAL INITIAL CASH YIELD	INVESTMENT COMMITMENT	1Q24 FUNDING	TOTAL FUNDED TO DATE	REMAINING COMMITMENT
— (1)	2021	13	ILF/ALF/MC	Renovation	Various cities in NC and SC	ALG Senior	7.25%	$ 6,098	$ 188	$ 5,366	$ 732
— (2)	2023	1	UDP-ALF/MC	Construction	Lansing, MI	Encore Senior Living	8.75%	19,500	2,940	2,940	16,560
		14						$ 25,598	$ 3,128	$ 8,306	$ 17,292

(1) This commitment is part of a $59,250 loan commitment secured by 13 properties, (12) North Carolina and (1) South Carolina. Interest payment increases upon each funding.

(2) The interest only loan term is approximately three years at a rate of 8.75%, and includes two, one-year extensions, each of which is contingent to certain coverage thresholds. See Mortgage Loans on page 5 for further discussion.

1Q 2024 SUPPLEMENTAL REPORT INVESTMENTS I 7

PORTFOLIO OVERVIEW

(AS OF MARCH 31, 2024, DOLLAR AMOUNTS IN THOUSANDS)

BY INVESTMENT TYPE	# OF PROPERTIES	GROSS INVESTMENT	% OF INVESTMENT	TRAILING TWELVE MONTHS ENDED MARCH 31, 2024 REVENUES[(1)]	% OF REVENUES	INCOME STATEMENT LINE
Owned Portfolio[(2)]	127	$ 1,342,921	63.8%	$ 109,144	60.7%	Rental Income
Financing Receivables	14	197,990	9.4%	15,320	8.5%	Interest Income from Financing Receivables
Mortgage Loans	46	485,095	23.0%	48,929	27.2%	Interest Income from Mortgage Loans
Notes Receivable	6	60,551	2.9%	4,962	2.8%	Interest and Other Income
Unconsolidated Joint Ventures[(3)]	2	19,340	0.9%	1,504	0.8%	Income from Unconsolidated Joint Ventures
Total	195	$ 2,105,897	100.0%	$ 179,859	100.0%	

BY PROPERTY TYPE	# OF PROPERTIES	GROSS INVESTMENT	% OF INVESTMENT
Assisted Living[(2)]	117	$ 1,096,573	52.1%
Skilled Nursing[(3)]	77	991,540	47.1%
Other[(4)]	1	14,844	0.7%
Under Development	—	2,940	0.1%
Total	195	$ 2,105,897	100.0%

(1) See Trailing Twelve Months Revenues definition in the Glossary.

(2) Subsequent to March 31, 2024, we sold two assisted living communities in Texas for $500. We received proceeds of approximately $400, net of transaction costs, and anticipate recording a minimal gain on sale in 2Q24. See page 11 for further discussion.

(3) Subsequent to March 31, 2024, we originated a mortgage loan to Ignite Medical Resorts ("Ignite"), secured by a skilled nursing and assisted living campus. In accordance with GAAP, the mortgage loan is accounted as an unconsolidated joint venture. See Unconsolidated Joint Ventures on page 6 for further discussion.

(4) Includes one behavioral health care hospital and three parcels for land held-for-use, a parcel of land securing a first mortgage held for future development of a post-acute skilled nursing center and a parcel of land securing a first mortgage held for future development of a seniors housing community.

GROSS INVESTMENT BY INVESTMENT TYPE


Mortgage Loans*
23.0%
Financing Receivables
9.4%
Owned Portfolio
63.8%
Notes Receivable
2.9%
Unconsolidated
Joint Ventures
0.9%

*Weighted average maturity @ 3/31/24 – 11.3 years

GROSS INVESTMENT BY PROPERTY TYPE


Skilled Nursing
47.1%
Other
0.7%
Assisted Living
52.1%
UPD
0.1%


31
Operators
26
States
195 Properties

1Q 2024 SUPPLEMENTAL REPORT

PORTFOLIO | 8

PORTFOLIO OVERVIEW – DETAIL

(AS OF MARCH 31, 2024, DOLLAR AMOUNTS IN THOUSANDS)

				TRAILING TWELVE MONTHS ENDED MARCH 31, 2024	
OWNED PORTFOLIO	**# OF PROPERTIES**	**GROSS INVESTMENT**	**% OF GROSS INVESTMENT**	**RENTAL INCOME[1]**	**% OF TOTAL REVENUES**
Assisted Living[2]	76	$ 733,901	34.9%	$ 48,596	27.0%
Skilled Nursing	50	597,015	28.3%	59,553	33.1%
Other	1	12,005	0.6%	995	0.6%
Total	127	$ 1,342,921	63.8%	$ 109,144	60.7%

FINANCING RECEIVABLES	**# OF PROPERTIES**	**GROSS INVESTMENT**	**% OF GROSS INVESTMENT**	**FINANCING INCOME[1]**	**% OF TOTAL REVENUES**
Assisted Living	11	$ 121,321	5.8%	$ 9,704	5.4%
Skilled Nursing	3	76,669	3.6%	5,616	3.1%
Total	14	$ 197,990	9.4%	$ 15,320	8.5%

MORTGAGE LOANS	**# OF PROPERTIES**	**GROSS INVESTMENT**	**% OF GROSS INVESTMENT**	**MORTGAGE LOANS INTEREST INCOME[1]**	**% OF TOTAL REVENUES**
Assisted Living	22	$ 175,129	8.3%	$ 13,527	7.6%
Skilled Nursing	24	304,187	14.5%	35,112	19.5%
Under Development	—	2,940	0.1%	75	0.0%
Other	—	2,839	0.1%	215	0.1%
Total	46	$ 485,095	23.0%	$ 48,929	27.2%
REAL ESTATE INVESTMENTS	187	$ 2,026,006	96.2%	$ 173,393	96.4%

NOTES RECEIVABLE	**# OF PROPERTIES**	**GROSS INVESTMENT**	**% OF GROSS INVESTMENT**	**INTEREST AND OTHER INCOME[1]**	**% OF TOTAL REVENUES**
Assisted Living	6	$ 46,882	2.2%	$ 4,404	2.5%
Skilled Nursing	—	13,669	0.7%	558	0.3%
Total	6	$ 60,551	2.9%	$ 4,962	2.8%

UNCONSOLIDATED JOINT VENTURES[3]	**# OF PROPERTIES**	**GROSS INVESTMENT**	**% OF GROSS INVESTMENT**	**UNCONSOLIDATED JV INCOME[1]**	**% OF TOTAL REVENUES**
Assisted Living	2	$ 19,340	0.9%	$ 1,504	0.8%

TOTAL INVESTMENTS	195	$ 2,105,897	100.0%	$ 179,859	100.0%

(1) See Trailing Twelve Months Revenues definition in the Glossary.

(2) Subsequent to March 31, 2024, we sold two assisted living communities in Texas for $500. We received proceeds of approximately $400, net of transaction costs, and anticipate recording a minimal gain on sale in 2Q24. See page 11 for further discussion.

(3) Subsequent to March 31, 2024, we originated a mortgage loan to Ignite, secured by a skilled nursing and assisted living campus. In accordance with GAAP, the mortgage loan is accounted as an unconsolidated joint venture. See Unconsolidated Joint Ventures on page 6 for further discussion.

RENTAL INCOME
(AS % OF TOTAL REVENUES)



50.0%
25.0%
0.0%
27.0%
33.1%
0.6%
ALF
SNF
OTH

FINANCING RECEIVABLES
(AS % OF TOTAL REVENUES)



30.0%
15.0%
0.0%
5.4%
3.1%
ALF
SNF

MORTGAGE LOANS INTEREST INCOME
(AS % OF TOTAL REVENUES)



30.0%
15.0%
0.0%
7.6%
19.5%
0.0%
0.1%
ALF
SNF
UDP
OTH

INTEREST & OTHER INCOME
(AS % OF TOTAL REVENUES)



5.0%
2.5%
0.0%
2.5%
0.3%
ALF
SNF

UNCONSOLIDATED JV INCOME
(AS % OF TOTAL REVENUES)



1.0%
0.5%
0.0%
0.8%
ALF

1Q 2024 SUPPLEMENTAL REPORT

PORTFOLIO I 9

PORTFOLIO DIVERSIFICATION – 31 OPERATORS

(AS OF MARCH 31, 2024, DOLLAR AMOUNTS IN THOUSANDS)

OPERATORS	# OF PROPS	ANNUALIZED ACTUAL CASH[1]	%	ANNUALIZED CONTRACTUAL CASH[1][2]	%	ANNUALIZED GAAP[1][2]	%	GROSS INVESTMENT	%
Prestige Healthcare	24	$ 28,441	15.9%	$ 28,441	15.9%	$ 32,830	18.0%	$ 272,338	12.9%
ALG Senior[3]	31	17,455	9.8%	17,455	9.8%	18,938	10.4%	249,882	11.9%
Anthem Memory Care	12	11,040	6.2%	11,040	6.2%	11,030	6.0%	156,407	7.4%
Carespring Health Care Management	4	10,769	6.0%	10,769	6.0%	11,195	6.1%	102,940	4.9%
HMG Healthcare[4]	13	10,633	6.0%	10,633	6.0%	10,633	5.8%	178,422	8.5%
Brookdale Senior Living	17	9,350	5.2%	9,350	5.2%	9,248	5.1%	58,723	2.8%
Encore Senior Living	14	9,334	5.2%	9,334	5.2%	9,165	5.0%	183,345	8.7%
Ark Post Acute Network	7	9,311	5.2%	9,311	5.2%	8,257	4.5%	71,742	3.4%
Ignite Medical Resorts	7	9,220	5.2%	9,220	5.2%	9,220	5.0%	105,693	5.0%
Genesis Healthcare	6	9,192	5.1%	9,192	5.1%	9,192	5.0%	52,688	2.5%
All Others[3]	60	54,069	30.2%	54,069	30.2%	53,091	29.1%	673,717	32.0%
	195	$ 178,814	100.0%	$ 178,814	100.0%	$ 182,799	100.0%	$ 2,105,897	100.0%

(1) See Glossary for definition of Annualized Actual Cash Income, Annualized Contractual Cash Income and Annualized GAAP Income.
(2) The difference between Annualized Contractual Cash and Annualized GAAP at March 2024 is due to straight-line rent, lease incentives amortization and effective interest. See Non-Cash Revenue Components on page 19.
(3) See Operator Update on page 11 for further discussion.
(4) Subsequent to March 31, 2024, a term sheet was executed with HMG, whereby an agreement has been reached, in principle, to amend the master lease covering 11 skilled nursing centers in Texas to extend the term through December 2028. Annual rent will increase by $1,000 to $9,000 for 2024. Rent will increase to $9,500 in 2025, to $10,000 in 2026 and then escalating 3.3% annually thereafter through 2028. The amended master lease provides HMG with two five-year renewal options, with rent in the initial year of the first renewal term adjusting to fair market rent subject to a collar between 2.5% and 12.5%. As a condition of the amendment, HMG will repay $11,900 on its $13,500 working capital note during 2Q24. Upon the repayment, the remaining balance of the working capital note will be interest-free, and will be repaid in installments through 2028.

PRESTIGE	Privately Held	SNF/ILF/ALF Other Rehab	79 Properties	5 States
ALG	Privately Held	ILF/ALF/MC	130 Properties	6 States
ANTHEM	Privately Held	Exclusively MC	19 Properties	9 States
CARESPRING	Privately Held	SNF/ILF/ALF Transitional Care	17 Properties	2 States
HMG	Privately Held	SNF/ILF/ALF	37 Properties	2 States

BROOKDALE	NYSE: BKD	ILF/ALF/MC Continuing Care	652 Properties	41 States
ENCORE	Privately Held	ALF	42 Properties	5 States
ARK	Privately Held	SNF/ILF/ALF	14 Properties	4 States
IGNITE	Privately Held	SNF/ALF Transitional Care	21 Properties	7 States
GENESIS	OTC PINK: GENN	SNF/ Senior Living	More than 250 Properties	22 States

1Q 2024 SUPPLEMENTAL REPORT

PORTFOLIO | 10

1Q 2024 SUPPLEMENTAL REPORT PORTFOLIO I 11 PORTFOLIO DIVERSIFICATION – OPERATOR UPDATE (DOLLAR AMOUNTS IN THOUSANDS) ¾ During 1Q24, we collected 106.0% or $42,115 of contractual rent and mortgage interest income as a result of receiving $2,377 of rent credit repayment in connection with the sale of a 110-unit assisted living community in Wisconsin. ¾ During 4Q23, a mortgage loan with Prestige Healthcare (“Prestige”), secured by 15 skilled nursing centers, was amended to set the minimum mortgage interest payment due to us based on an annual current pay rate of 8.5% on the outstanding loan balance of $183,338. The current contractual interest rate on the loan of 10.8% remains unchanged. The amendment also provides us the right to draw on Prestige’s security to pay the difference between the contractual rate and current pay rate. During 1Q24, we received full contractual cash interest of $4,969 from Prestige related to this mortgage loan through $3,896 of cash receipts and application of $1,074 of Prestige’s security. The following table summarizes the activity of Prestige’s security: ¾ Completed the sale and re-lease process for 10 assisted living communities under the ALG Senior (“ALG”) master lease. These properties, seven of which were built in the 90s, are primarily located in small rural towns, are non-revenue generating, and were temporarily transitioned to ALG following the COVID pandemic in July 2022, allowing us time to find a more permanent solution for the portfolio, as follows: o Transitioned two of the properties located in Georgia and South Carolina to an operator new to us. The lease term is two years with two one-year extension options. The initial rent for the first six months is zero, after which rent will be based on mutually agreed upon fair market rent. The master lease includes a purchase option that can be exercised in 2027, if the two one-year lease extensions are exercised. Additionally, we agreed to fund up to $906 for capital improvements for the first year, and up to $240 for a working capital note, at a rate of 8.25%, maturing on December 31, 2025. o Sold five of the properties located in Texas for $1,600. We received $925 of proceeds, net of transaction costs, and recorded a loss on sale of $356. o In April 2024, transitioned one of the properties located in Texas to an operator new to us. The lease term is for two years with two one-year extension options, each of which is contingent on certain coverage thresholds. The initial rent for the first six months is zero, after which rent will be based on mutually agreed upon fair market rent. The master lease includes a purchase option that can be exercised beginning in 2026, if the one-year lease extension is exercised. Additionally, we agreed to fund up to $570 for capital improvements for the first year of the lease, and up to $290 for a working capital note, at a rate of 9.0%, maturing concurrently with the master lease maturity. o In April 2024, two of the properties located in Texas, that were closed in 2023 and 2024, were sold for $500. We received proceeds of approximately $400, net of transaction costs, and anticipate recording a minimal gain on sale in 2Q24. ¾ Subsequent to March 31, 2024, an operator exercised its renewal option of the master lease for another five years, from March 2025 through February 2030. Annual cash and GAAP rent for 2024 are $8,004 and $7,049, respectively, escalating 2.5% annually. The master lease covers 666 beds across four skilled nursing centers, three in Texas and one in Wisconsin, and a behavioral health care hospital in Nevada. ¾ Subsequent to March 31, 2024, a term sheet was executed with HMG, whereby an agreement has been reached, in principle, to amend the master lease covering 11 skilled nursing centers in Texas to extend the term through December 2028. Annual rent will increase by $1,000 to $9,000 for 2024. Rent will increase to $9,500 in 2025, to $10,000 in 2026 and then escalating 3.3% annually thereafter through 2028. The amended master lease provides HMG with two five-year renewal options, with rent in the initial year of the first renewal term adjusting to fair market rent subject to a collar between 2.5% and 12.5%. As a condition of the amendment, HMG will repay $11,900 on its $13,500 working capital note during 2Q24. Upon the repayment, the remaining balance of the working capital note will be interest-free, and will be repaid in installments through 2028. BALANCE AT DEPOSITS INTEREST BALANCE AT 12/31/2023 RECEIVED APPLICATIONS 3/31/2024 $ 2,674 2,352 $ (1,074) $ 3,952 $

PORTFOLIO DIVERSIFICATION - MATURITY

(AS OF MARCH 31, 2024, DOLLAR AMOUNTS IN THOUSANDS)

YEAR	RENTAL INCOME	% OF TOTAL	FINANCING INCOME	% OF TOTAL	MORTGAGE INTEREST INCOME	% OF TOTAL	OTHER NOTES INCOME	% OF TOTAL	UNCONSOLIDATED JV INCOME[(1)]	% OF TOTAL	ANNUALIZED GAAP INCOME[(2)]	% OF TOTAL
2024	$ 8,000 [(3)]	7.3%	$ —	—	$ 6,351	12.7%	$ 541	8.9%	$ —	—	$ 14,892	8.1%
2025	10,346 [(4)]	9.4%	—	—	7,226	14.5%	—	—	—	—	17,572	9.6%
2026	19,452	17.7%	—	—	3,229	6.4%	—	—	—	—	22,681	12.4%
2027	11,372	10.3%	—	—	—	—	3,175	52.3%	—	—	14,547	7.9%
2028	4,125	3.8%	—	—	1,464	2.9%	2,239	36.9%	—	—	7,828	4.3%
2029	13,665	12.4%	—	—	—	—	—	—	— [(5)]	—	13,665	7.5%
2030	6,605	6.0%	—	—	—	—	118	1.9%	—	—	6,723	3.7%
2031	15,500	14.1%	—	—	—	—	—	—	—	—	15,500	8.5%
Thereafter	20,832	19.0%	15,319	100.0%	31,736	63.5%	—	—	1,504	100.0%	69,391	38.0%
Total	$ 109,897	100.0%	$ 15,319	100.0%	$ 50,006	100.0%	$ 6,073	100.0%	$ 1,504	100.0%	$ 182,799	100.0%

(1) Represents income from two preferred equity investments accounted for as unconsolidated joint ventures. These preferred equity investments do not have scheduled maturities but provide the entity an option to redeem our investment at a future date.

(2) See Annualized GAAP income definition in the Glossary and (1) above.

(3) Subsequent to March 31, 2024, a term sheet was executed with HMG, whereby an agreement has been reached, in principle, to amend the master lease covering 11 skilled nursing centers in Texas to extend the term through December 2028. Annual rent will increase by $1,000 to $9,000 for 2024. Rent will increase to $9,500 in 2025, to $10,000 in 2026 and then escalating 3.3% annually thereafter through 2028. The amended master lease provides HMG with two five-year renewal options, with rent in the initial year of the first renewal term adjusting to fair market rent subject to a collar between 2.5% and 12.5%. As a condition of the amendment, HMG will repay $11,900 on its $13,500 working capital note during 2Q24. Upon the repayment, the remaining balance of the working capital note will be interest-free, and will be repaid in installments through 2028.

(4) Subsequent to March 31, 2024, an operator exercised its renewal option of the master lease for another five years, from March 2025 through February 2030. Annual cash and GAAP rent for 2024 are $8,004 and $7,049, respectively, escalating 2.5% annually. The master lease covers 666 beds across four skilled nursing centers, three in Texas and one in Wisconsin, and a behavioral health care hospital in Nevada.

(5) Subsequent to March 31, 2024, we originated a mortgage loan to Ignite, secured by a skilled nursing and assisted living campus. In accordance with GAAP, the mortgage loan is accounted as an unconsolidated joint venture. See Unconsolidated Joint Ventures on page 6 for further discussion.

YEAR	LOANS RECEIVABLE PRINCIPAL MATURITIES: MORTGAGE LOANS RECEIVABLE	% OF TOTAL	NOTES RECEIVABLE	% OF TOTAL	TOTAL LOANS RECEIVABLE	% OF TOTAL
2024	$ 82,471	17.0%	$ 13,531	22.4%	$ 96,002	17.6%
2025	89,974	18.5%	732	1.2%	90,706	16.6%
2026	37,809	7.8%	—	—	37,809	6.9%
2027	—	—	25,000	41.3%	25,000	4.6%
2028	16,500	3.4%	17,000	28.1%	33,500	6.1%
2029	—	—	—	—	—	—
2030	—	—	1,595	2.6%	1,595	0.3%
2031	—	—	2,693	4.4%	2,693	0.5%
Thereafter	258,341	53.3%	—	—	258,341	47.4%
Total	$ 485,095	100.0%	$ 60,551	100.0%	$ 545,646	100.0%

Near Term Lease and Loan Maturities:

- Two leases and four loans in 2024 with an annualized GAAP income totaling $14.9 million
- Seven leases and five loans in 2025 with an annualized GAAP income totaling $17.6 million
- Four leases and three loans in 2026 with an annualized GAAP income totaling $22.7 million
- As of March 31, 2024, approximately 93% of owned properties are covered under master leases and approximately 93% of rental revenues come from master leases or cross-default leases.

1Q 2024 SUPPLEMENTAL REPORT

PORTFOLIO I 12

1Q 2024 SUPPLEMENTAL REPORT PORTFOLIO I 13 PORTFOLIO DIVERSIFICATION – GEOGRAPHY (AS OF MARCH 31, 2024) * Behavioral health care hospital SNF (77) ALF (117) OTH* (1) LAND (5) UDP (1) 26 STATES 195 PROPERTIES 31 OPERATORS CA WA ME NV WY IL AR WV ND NY OR AZ NM TX UT ID MT SD NE KS OK MS MN WI FL AL GA SC TN MO IA IN OH PA NJ NC VA CO KY 7 20 1 1 3 1 2 4 2 1 3 5 12 33 3 8 8 13 5 3 22 2 5 6 1 2 2 5 1 LA 3 2 2 1 MI 2 1 1 3

1Q 2024 SUPPLEMENTAL REPORT 47.9% 18.1% 25.0% 6.3% 2.7% 0.0% 50.0% 100.0% MSAs 1-31 MSAs 32-100 MSAs > 100 Cities in Micro-SA Cities not in MSA or Micro-SA 21 years 15 years 0 10 20 30 40 Skilled Nursing Assisted Living Years (1) The MSA rank by population as of July 1, 2023, as estimated by the United States Census Bureau. Approximately 66% of our properties are in the top 100 MSAs. Includes only our real estate investments. (1) As calculated from construction date or major renovation/expansion date. Includes only our real estate investments. GROSS PORTFOLIO BY MSA (1) AVERAGE PORTFOLIO AGE (1) PORTFOLIO I 14 PORTFOLIO DIVERSIFICATION– GEOGRAPHY (26 STATES) (AS OF MARCH 31, 2024, DOLLAR AMOUNTS IN THOUSANDS) # OF STATE(1) PROPS % ALF % SNF % UDP % % Texas(3)(4) 320,214 32 $ 15.3% 61,808 $ 5.7% 258,406 $ 26.4% — $ — — $ — Michigan 24 283,708 13.6% 21,484 2.0% 258,341 26.4% 2,940 100.0% 943 6.3% North Carolina 33 234,918 11.3% 234,092 21.4% — — — — 826 5.6% Ohio 10 142,897 6.8% 88,673 8.1% 54,224 5.6% — — — — Florida 10 130,240 6.2% 20,706 1.9% 109,534 11.2% — — — — Illinois 6 105,768 5.1% 89,268 8.2% 16,500 1.7% — — — — Colorado 13 105,420 5.1% 105,420 9.6% — — — — — — Wisconsin 7 93,117 4.5% 79,171 7.2% 13,946 1.4% — — — — Georgia 3 82,673 4.0% 82,673 7.6% — — — — — — California 4 69,717 3.3% 52,085 4.8% 17,632 1.8% — — — — All Others 53 518,674 24.8% 256,311 23.5% 249,288 25.5% — — 13,075 88.1% Total 195 2,087,346 $ 100.0% 1,091,691 $ 100.0% 977,871 $ 100.0% 2,940 $ 100.0% 14,844 $ 100.0% OTH(2) INVESTMENT GROSS GROSS INVESTMENT (1) Due to master leases with properties in various states, revenue by state is not available. Also, working capital notes are provided to certain operators under their master leases covering properties in various states. Therefore, the working capital notes outstanding balance totaling $18,551 is also not available by state. (2) Includes one behavioral health care hospital and three parcels for land held-for-use, one parcel of land securing a first mortgage held for future development of a post-acute skilled nursing center and one parcel of land securing a first mortgage held for future development of a seniors housing community. (3) Subsequent to March 31, 2024, we sold two assisted living communities in Texas for $500. We received proceeds of approximately $400, net of transaction costs, and anticipate recording a minimal gain on sale in 2Q24. See page 11 for further discussion. (4) Subsequent to March 31, 2024, we originated a mortgage loan to Ignite, secured by a skilled nursing and assisted living campus. In accordance with GAAP, the mortgage loan is accounted as an unconsolidated joint venture. See Unconsolidated Joint Ventures on page 6 for further discussion.

1Q 2024 SUPPLEMENTAL REPORT (1) Information is from property level operator financial statements which are unaudited and have not been independently verified by LTC. The same store portfolio excludes properties transitioned on or after October 1, 2022 and properties sold. ASSISTED LIVING SKILLED NURSING 1.44 1.34 1.93 1.84 73.9% 74.5% 60.0% 70.0% 80.0% 90.0% 100.0% 0.00x 1.00x 2.00x 3Q23 4Q23 Occupancy % Normalized EBITDAR Normalized EBITDARM Occupancy 1.01 1.07 1.25 1.31 82.5% 83.4% 70.0% 80.0% 90.0% 100.0% 0.00x 1.00x 2.00x 3Q23 4Q23 Occupancy % Normalized EBITDAR Normalized EBITDARM Occupancy SNF metrics include CSF, as allocated/reported by operators. Excluding CSF, the 4Q23 normalized EBITDAR and EBITDARM coverages were 1.21x and 1.71x, respectively, and 1.18x and 1.67x, respectively, for 3Q23. Occupancy represents the average TTM occupancy. For the 87% of the reported SPP SNF, average monthly occupancy was 75% in March 2024, 74% in January 2024 and 72% in September 2023. ALF metrics include Coronavirus Stimulus Funds (“CSF”) as allocated/reported by operators. Excluding CSF, the 4Q23 normalized EBITDAR and EBITDARM coverages were 1.03x and 1.28x, respectively, and 0.92x and 1.16x, respectively, for 3Q23. See definition of Coronavirus Stimulus Funds in the Glossary. Occupancy represents the average TTM occupancy. For the 66% of the reported SPP ALF, spot occupancy was 88% at March 31, 2024, 87% at January 31, 2024 and 87% at September 30, 2023. PORTFOLIO I 15 REAL ESTATE INVESTMENTS METRICS (TRAILING TWELVE MONTHS THROUGH DECEMBER 31, 2023 AND SEPTEMBER 30, 2023) SAME PROPERTY PORTFOLIO (“SPP”) COVERAGE STATISTICS(1)

1Q 2024 SUPPLEMENTAL REPORT MARCH 31, 2024 Revolving line of credit - WA rate 6.5% 277,050 $ Term loans, net of debt issue costs - WA rate 2.7% (1) 99,695 Senior unsecured notes, net of debt issue costs - WA rate 4.2% (2) 483,466 Total debt - WA rate 4.8% 860,211 37.9% No. of shares Closing Price Common stock 43,270,689 32.51 $ (3) 62.1% 1,406,730 Total Market Value 1,406,730 2 ,266,941 100.0% Add: Non-controlling interest 32,593 Less: Cash and cash equivalents (9,010) $ 2 ,290,524 Debt to Enterprise Value 37.6% Debt to Annualized Adjusted EBITDAre (4) 5.5x 3/28/24 CAPITALIZATION DEBT EQUITY TOTAL VALUE ENTERPRISE VALUE (1) Represents outstanding balance of $100,000, net of debt issue costs of $305. (2) Represents outstanding balance of $484,660 net of debt issue costs of $1,194. (3) Closing price of our common stock as reported by the NYSE on March 28, 2024, the last trading day of 1Q24. (4) See page 20 for Reconciliation of Annualized Adjusted EBITDAre. FINANCIAL I 16 ENTERPRISE VALUE (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND NUMBER OF SHARES)

1Q 2024 SUPPLEMENTAL REPORT LEVERAGE RATIOS COVERAGE RATIOS LINE OF CREDIT LIQUIDITY FINANCIAL I 17 DEBT METRICS (DOLLAR AMOUNTS IN THOUSANDS) $110,900 $130,000 $302,250 $277,050 $289,100 $270,000 $97,750 $122,950 $- $100,000 $200,000 $300,000 $400,000 2021 2022 2023 1Q24 Balance Available 38.4% 34.9% 37.4% 34.2% 39.5% 38.9% 39.0% 37.6% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% Debt to Gross Asset Value Debt to Total Enterprise Value 2021 2022 2023 1Q24 6.0x 4.4x 5.6x 4.3x 5.6x 3.4x 5.5x 3.5x 0.0x 2.0x 4.0x 6.0x 8.0x Debt to Adjusted EBITDAre Adjusted EBITDAre/ Fixed Charges 2021 2022 2023 1Q24

1Q 2024 SUPPLEMENTAL REPORT Senior Unsecured Notes 56.2% Term Loans 11.6% Revolving Line of Credit 32.2% $277,050 $50,000 $50,000 $43,160 $49,500 $51,500 $54,500 $55,000 $63,000 $67,000 $56,000 $45,000 $- $100,000 $200,000 $300,000 $400,000 2024 2025 2026 2027 2028 2029 2030 2031 Thereafter Revolving Line of Credit Term Loans Senior Unsecured Notes DEBT STRUCTURE (2) FINANCIAL I 18 DEBT MATURITY (AS OF MARCH 31, 2024, DOLLAR AMOUNTS IN THOUSANDS) REVOLVING SENIOR LINE OF TERM UNSECURED % OF YEAR CREDIT LOANS(1) NOTES(1) TOTAL TOTAL 2024 — $ — $ 43,160 $ 43,160 $ 5.0% 2025 50,000 49,500 99,500 11.6% 2026 277,050 50,000 51,500 378,550 43.9% 2027 — — 54,500 54,500 6.3% 2028 — — 55,000 55,000 6.4% 2029 — — 63,000 63,000 7.3% 2030 — — 67,000 67,000 7.8% 2031 56,000 56,000 6.5% Thereafter — — 45,000 45,000 5.2% Total 277,050 $ 100,000 $ (2) $ 484,660 (2) $ 100.0% 861,710 (1) Reflects scheduled principal payments. (2) Excludes debt issue costs which are netted against the principal outstanding in the term loans and senior unsecured notes balance on our Consolidated Balance Sheets shown on page 22.

FINANCIAL DATA SUMMARY

(DOLLAR AMOUNTS IN THOUSANDS)

	12/31/21	12/31/22	12/31/23	3/31/24
Gross investments	$ 1,804,435	$ 1,959,442	$ 2,139,865	$ 2,105,897
Net investments	$ 1,426,070	$ 1,562,668	$ 1,741,093	$ 1,711,912
Gross asset value	$ 1,883,190	$ 2,052,687	$ 2,253,870	$ 2,212,380
Total debt (1)	$ 722,719	$ 767,854	$ 891,317	$ 860,211
Total liabilities (1)	$ 759,698	$ 805,796	$ 938,831	$ 899,553
Total equity	$ 745,127	$ 850,307	$ 916,267	$ 918,842

(1) Includes outstanding gross revolving line of credit, term loans, net of debt issue costs, and senior unsecured notes, net of debt issue costs.

NON-CASH REVENUE COMPONENTS

	1Q24	2Q24 (1)	3Q24 (1)	4Q24 (1)	1Q25 (1)
Straight-line rent adjustment	$ (550)	$ (302)	$ (356)	$ (451)	$ (533)
Amortization of lease incentives	(233)	(208)	(213)	(213)	(203)
Effective interest - Financing receivables	191	191	190	142	45
Effective interest - Mortgage loans receivable	1,284	1,273	1,267	1,032	774
Effective interest - Notes receivable	169	159	159	159	159
Total non-cash revenue components	$ 861	$ 1,113	$ 1,047	$ 669	$ 242

(1) For leases and loans in place at March 31, 2024 assuming no other renewals or modifications.

COMPONENTS OF RENTAL INCOME

	THREE MONTHS ENDED MARCH 31,		
	2024	2023	Variance
Cash rent	$30,951	$29,125	$ 1,826 (1)
Operator reimbursed real estate tax revenue	3,381	3,284	97
Straight-line rent adjustment	(550)	(465)	(85)
Amortization of lease incentives	(233)	(209)	(24)
Total rental income	$33,549	$31,735	$ 1,814

(1) Increase primarily due to the $2,377 repayment of rent credit in connection with the sale of a 110-unit assisted living community, 2023 acquisitions and rent escalations offset by portfolio transitions and property sales.

1Q 2024 SUPPLEMENTAL REPORT

FINANCIAL I 19

FINANCIAL DATA SUMMARY
(DOLLAR AMOUNTS IN THOUSANDS)

RECONCILIATION OF ANNUALIZED ADJUSTED EBITDAre AND FIXED CHARGES

	FOR THE YEAR ENDED			THREE MONTHS ENDED
	12/31/21	12/31/22	12/31/23	3/31/24
Net income	$ 56,224	$ 100,584	$ 91,462	$ 24,689
Less: Gain on sale of real estate, net	(7,462)	(37,830)	(37,296)	(3,251)
Add: Impairment loss	—	3,422	15,775	—
Add: Interest expense	27,375	31,437	47,014	11,045
Add: Depreciation and amortization	38,296	37,496	37,416	9,095
EBITDAre	114,433	135,109	154,371	41,578
Add/less: Non-recurring items	5,947 (1)	824 (3)	3,823 (4)	(2,377) (5)
Adjusted EBITDAre	$ 120,380	$ 135,933	$ 158,194	$ 39,201
Interest expense	$ 27,375	$ 31,437	$ 47,014	$ 11,045
Fixed charges	$ 27,375	$ 31,437	$ 47,014	$ 11,045
Annualized Adjusted EBITDAre				$ 156,804
Annualized Fixed Charges				$ 44,180
Debt (net of debt issue costs)	$ 722,719	$ 767,854	$ 891,317	$ 860,211
Debt to Annualized Adjusted EBITDAre	6.0x (2)	5.6x	5.6x	5.5x
Annualized Adjusted EBITDAre to Fixed Charges[6]	4.4x	4.3x	3.4x	3.5x

(1) Represents the Senior Care settlement payment ($3,895), a straight-line rent receivable write-off ($758), a provision for credit losses on mortgage loan originations ($869), and the 50% reduction of 2021 rent and interest escalations ($425).

(2) Increase due to additional borrowings for investments.

(3) Represents a lease incentive balance write-off of $173 related to a closed property, a $1,332 provision for credit losses reserve related to the acquisition of three skilled nursing centers accounted for as a financing receivable, two mortgage loans and a mezzanine loan, and a lease termination fee of $500 paid to a former operator of 12 assisted living communities, partially offset by lease termination fee income of $1,181 received in connection with the sale of an assisted living community.

(4) Includes the $3,561 note receivable write-off related to the sale and transition of 10 assisted living communities and $1,832 of provision for credit losses related to the acquisition of 11 assisted living communities accounted for as a financing receivable and two mortgage loan originations, partially offset by the $1,570 exit IRR and prepayment fee received in 2023 in connection to the payoff of two mezzanine loans.

(5) Represents the $2,377 repayment of rent credit received in connection with the sale of a 110-unit assisted living community in 1Q24.

(6) Given we do not have preferred stock, our fixed charge coverage ratio and interest coverage ratio are the same.

1Q 2024 SUPPLEMENTAL REPORT
FINANCIAL I 20

1Q 2024 SUPPLEMENTAL REPORT FINANCIAL I 21 CONSOLIDATED STATEMENTS OF INCOME (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS) 2024 2023 Revenues Rental income 33,549 $ 31,735 $ Interest income from financing receivables(1) 3,830 3,751 Interest income from mortgage loans 12,448 11,244 Interest and other income 1,539 2,770 Total revenues 51,366 49,500 Expenses Interest expense 11,045 10,609 Depreciation and amortization 9,095 9,210 Impairment loss 434 — Provision for credit losses 24 1,731 Transaction costs 266 117 Property tax expense 3,383 3,293 General and administrative expenses 6,491 6,294 Total expenses 30,304 31,688 Other Operating Income Gain on sale of real estate, net 3,251 15,373 Operating Income 24,313 33,185 Income from unconsolidated joint ventures 376 376 Net Income 24,689 33,561 Income allocated to non-controlling interests (459) (427) Net income attributable to LTC Properties, Inc. 24,230 33,134 Income allocated to participating securities (165) (205) Net income available to common stockholders 24,065 $ 32,929 $ Earnings per common share: Basic $0.56 $0.80 Diluted $0.56 $0.80 Weighted average shares used to calculate earnings per common share: Basic 41,082 42,891 Diluted 43,032 41,189 Dividends declared and paid per common share $0.57 $0.57 THREE MONTHS ENDED MARCH 31, (unaudited) (1) Represents rental income from acquisitions through sale-leaseback transactions, subject to leases which contain purchase options. In accordance with GAAP, the properties are required to be presented as financing receivables on our Consolidated Balance Sheets and the rental income to be presented as Interest income from financing receivables on our Consolidated Statements of Income.

CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	MARCH 31, 2024	DECEMBER 31, 2023
ASSETS	*(unaudited)*	*(audited)*
Investments:		
Land	$ 120,137	$ 121,725
Buildings and improvements	1,219,622	1,235,600
Accumulated depreciation and amortization	(383,782)	(387,751)
Operating real estate property, net	955,977	969,574
Properties held-for-sale, net of accumulated depreciation: 2024—$2,773; 2023—$3,616	389	18,391
Real property investments, net	956,366	987,965
Financing receivables,[1] net of credit loss reserve: 2024—$1,980; 2023—$1,980	196,010	196,032
Mortgage loans receivable, net of credit loss reserve: 2024—$4,845; 2023—$4,814	480,250	477,266
Real estate investments, net	1,632,626	1,661,263
Notes receivable, net of credit loss reserve: 2024—$605; 2023—$611	59,946	60,490
Investments in unconsolidated joint ventures	19,340	19,340
Investments, net	1,711,912	1,741,093
Other assets:		
Cash and cash equivalents	9,010	20,286
Debt issue costs related to revolving line of credit	1,786	1,557
Interest receivable	55,842	53,960
Straight-line rent receivable	19,075	19,626
Lease incentives	3,578	2,607
Prepaid expenses and other assets	17,192	15,969
Total assets	$ 1,818,395	$ 1,855,098
LIABILITIES		
Revolving line of credit	$ 277,050	$ 302,250
Term loans, net of debt issue costs: 2024—$305; 2023—$342	99,695	99,658
Senior unsecured notes, net of debt issue costs: 2024—$1,194; 2023—$1,251	483,466	489,409
Accrued interest	4,861	3,865
Accrued expenses and other liabilities	34,481	43,649
Total liabilities	899,553	938,831
EQUITY		
Stockholders' equity:		
Common stock: $0.01 par value; 60,000 shares authorized; shares issued and outstanding: 2024—43,271; 2023—43,022	433	430
Capital in excess of par value	996,631	991,656
Cumulative net income	1,658,625	1,634,395
Accumulated other comprehensive income	6,488	6,110
Cumulative distributions	(1,775,928)	(1,751,312)
Total LTC Properties, Inc. stockholders' equity	886,249	881,279
Non-controlling interests	32,593	34,988
Total equity	918,842	916,267
Total liabilities and equity	$ 1,818,395	$ 1,855,098

(1) Represents acquisitions through sale-leaseback transactions, subject to leases which contain purchase options. In accordance with GAAP, the properties are required to be presented as financing receivables on our *Consolidated Balance Sheets*.

1Q 2024 SUPPLEMENTAL REPORT

FINANCIAL | 22

FUNDS FROM OPERATIONS – RECONCILIATION OF FFO AND FAD

(UNAUDITED, AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	THREE MONTHS ENDED MARCH 31, 2024	THREE MONTHS ENDED MARCH 31, 2023
GAAP net income available to common stockholders	$ 24,065	$ 32,929
Add: Impairment loss	—	434
Add: Depreciation and amortization	9,095	9,210
Less: Gain loss on sale of real estate, net	(3,251)	(15,373)
NAREIT FFO attributable to common stockholders	$ 29,909	$ 27,200
NAREIT Diluted FFO attributable to common stockholders per share	$0.69	$0.66
NAREIT FFO attributable to common stockholders	$ 29,909	$ 27,200
Add: Non-recurring items	(2,377) [1]	262 [2]
FFO attributable to common stockholders, excluding non-recurring items	$ 27,532	$ 27,462
NAREIT FFO attributable to common stockholders	$ 29,909	$ 27,200
Non-cash income:		
Add: Straight-line rental adjustment	550	465
Add: Amortization of lease incentives	233	209
Less: Effective interest income	(1,644)	(1,608)
Net non-cash income	(861)	(934)
Non-cash expense:		
Add: Non-cash compensation charges	2,202	2,088
Add: Provision for credit losses	24	1,731 [3]
Net non-cash expense	2,226	3,819
Funds available for distribution (FAD)	31,274	30,085
Less: Non-recurring income	(2,377) [1]	(1,570) [4]
Funds available for distribution (FAD), excluding non-recurring items	$ 28,897	$ 28,515

(1) Represents the repayment of rent credit received in connection with the sale of a 110-unit assisted living community in Wisconsin. The rent credit was provided to the operator during new construction lease-up.

(2) Represents the net of (3) and (4) below.

(3) Includes $1,832 of provision for credit losses related to the $121,321 acquisition accounted for as a financing receivable and $61,900 of mortgage loan originations.

(4) Represents the exit IRR and prepayment fee received in 2023 in connection to the payoff of two mezzanine loans.

1Q 2024 SUPPLEMENTAL REPORT

FINANCIAL | 23

FUNDS FROM OPERATIONS – RECONCILIATION OF FFO PER SHARE

(UNAUDITED, AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	FFO		FAD	
FOR THE THREE MONTHS ENDED MARCH 31,	**2024**	**2023**	**2024**	**2023**
FFO/FAD attributable to common stockholders	$ 29,909	$ 27,200	$ 31,274	$ 30,085
Non-recurring one-time items	(2,377) (1)	262 (2)	(2,377) (1)	(1,570) (3)
FFO/FAD attributable to common stockholders excluding non-recurring items	27,532	27,462	28,897	28,515
Effect of dilutive securities:				
Participating securities	165	—	165	—
Diluted FFO/FAD excluding non-recurring items	$ 27,697	$ 27,462	$ 29,062	$ 28,515
Shares for basic FFO/FAD per share	42,891	41,082	42,891	41,082
Effect of dilutive securities:				
Performance-based stock units	141	107	141	107
Participating securities	277	—	277	—
Shares for diluted FFO/FAD per share	43,309	41,189	43,309	41,189

(1) Represents the repayment of rent credit received in connection with the sale of a 110-unit assisted living community in Wisconsin. The rent credit was provided to the operator during new construction lease-up.

(2) Represents $1,832 of provision for credit losses related to the $121,321 acquisition accounted for as a financing receivable and $61,900 of mortgage loan originations, offset by (3) below.

(3) Represents the exit IRR and prepayment fee received in 2023 in connection to the payoff of two mezzanine loans.

1Q 2024 SUPPLEMENTAL REPORT

FINANCIAL I 24

1Q 2024 SUPPLEMENTAL REPORT Annualized Actual Cash Income: Represents annualized cash rental income includes cash rent and excludes real estate tax reimbursement, interest income from financing receivables, mortgage loans, mezzanine loans and working capital notes, and income from unconsolidated joint ventures received for the month of March 2024 for investments as of March 31, 2024. Annualized Contractual Cash Income: Represents annualized contractual cash rental income prior to abatements & deferred rent repayment and excludes real estate tax reimbursement, interest income from financing receivables, mortgage loans, mezzanine loans and working capital notes, and income from unconsolidated joint ventures for the month of March 2024 for investments as of March 31, 2024. Annualized GAAP Income: Represents annualized GAAP rent which includes contractual cash rent, straight-line rent and amortization of lease incentives and excludes real estate tax reimbursement, GAAP interest income from financing receivables, mortgage loans, mezzanine loans and working capital notes, and income from unconsolidated joint ventures for the month of March 2024 for investments as of March 31, 2024. Assisted Living Communities (“ALF”): The ALF portfolio consists of assisted living, independent living, and/or memory care properties. (See Independent Living and Memory Care) Assisted living properties are seniors housing properties serving elderly persons who require assistance with activities of daily living, but do not require the constant supervision skilled nursing properties provide. Services are usually available 24 hours a day and include personal supervision and assistance with eating, bathing, grooming and administering medication. The facilities provide a combination of housing, supportive services, personalized assistance and health care designed to respond to individual needs. Contractual Lease Rent: Rental revenue as defined by the lease agreement between us and the operator for the lease year. Coronavirus Stimulus Funds (“CSF”): CSF includes funding from various state and federal programs to support healthcare providers in dealing with the challenges of the coronavirus pandemic. Included in CSF are state-specific payments identified by operators as well as federal payments connected to the Paycheck Protection Program and the Provider Relief Fund. CSF is self-reported by operators in unaudited financial statements provided to LTC. Specifically excluded from CSF are the suspension of the Medicare sequestration cut, and increases to the Federal Medical Assistance Percentages (FMAP), both of which are reflected in reported coverage both including and excluding CSF. Earnings Before Interest, Tax, Depreciation and Amortization for Real Estate (“EBITDAre”): As defined by the National Association of Real Estate Investment Trusts (“NAREIT”), EBITDAre is calculated as net income (computed in accordance with GAAP) excluding (i) interest expense, (ii) income tax expense, (iii) real estate depreciation and amortization, (iv) impairment write-downs of depreciable real estate, (v) gains or losses on the sale of depreciable real estate, and (vi) adjustments for unconsolidated partnerships and joint ventures. Financing Receivables: Properties acquired through a sale-leaseback transaction with an operating entity being the same before and after the sale-leaseback, subject to a lease contract that contains a purchase option. In accordance with GAAP, the purchased assets are required to be presented as Financing Receivables on our Consolidated Balance Sheets and the rental income to be presented as Interest income from financing receivables on our Consolidated Statements of Income. Funds Available for Distribution (“FAD”): FFO excluding the effects of straight-line rent, amortization of lease costs, effective interest income, provision for credit losses, non-cash compensation charges and non-cash interest charges. Funds From Operations (“FFO”): As defined by NAREIT, net income available to common stockholders (computed in accordance with U.S. GAAP) excluding gains or losses on the sale of real estate and impairment write-downs of depreciable real estate plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. GAAP Lease Yield: GAAP rent divided by the sum of the purchase price and transaction costs. GAAP Rent: Total rent we will receive as a fixed amount over the initial term of the lease and recognized evenly over that term. GAAP rent recorded in the early years of a lease is higher than the cash rent received and during the later years of the lease, the cash rent received is higher than GAAP rent recognized. GAAP rent is commonly referred to as straight-line rental income. Gross Asset Value: The carrying amount of total assets after adding back accumulated depreciation and loan loss reserves, as reported in the company’s consolidated financial statements. Gross Investment: Original price paid for an asset plus capital improvements funded by LTC, without any deductions for depreciation or provision for credit losses. Gross Investment is commonly referred to as undepreciated book value. Independent Living Communities (“ILF”): Seniors housing properties offering a sense of community and numerous levels of service, such as laundry, housekeeping, dining options/meal plans, exercise and wellness programs, transportation, social, cultural and recreational activities, on-site security and emergency response programs. Many offer on-site conveniences like beauty/barber shops, fitness facilities, game rooms, libraries and activity centers. ILFs are also known as retirement communities or seniors apartments. Interest Income: Represents interest income from mortgage loans and other notes. Licensed Beds/Units: The number of beds and/or units that an operator is authorized to operate at seniors housing and long-term care properties. Licensed beds and/or units may differ from the number of beds and/or units in service at any given time. Memory Care Communities (“MC”): Seniors housing properties offering specialized options for seniors with Alzheimer’s disease and other forms of dementia. These facilities offer dedicated care and specialized programming for various conditions relating to memory loss in a secured environment that is typically smaller in scale and more residential in nature than traditional assisted living facilities. These facilities have staff available 24 hours a day to respond to the unique needs of their residents. Metropolitan Statistical Areas (“MSA”): Based on the U.S. Census Bureau, MSA is a geographic entity defined by the Office of Management and Budget (OMB) for use by Federal statistical agencies in collecting, tabulating, and publishing Federal statistics. A metro area contains a core urban area of 50,000 or more population. MSAs 1 to 31 have a population of 19.8M – 2.2M. MSAs 32 to 100 have a population of 2.2M – 0.6M. MSAs greater than 100 have a population of 0.6M – 59K. Cities in a Micro-SA have a population of 223K – 12K. Cities not in a MSA has population of less than 100K. GLOSSARY I 25 GLOSSARY

1Q 2024 SUPPLEMENTAL REPORT Mezzanine: In certain circumstances, the Company strategically allocates a portion of its capital deployment toward mezzanine loans to grow relationships with operating companies that have not typically utilized sale-leaseback financing as a component of their capital structure. Mezzanine financing sits between senior debt and common equity in the capital structure, and typically is used to finance development projects, value-add opportunities on existing operational properties, partnership buy-outs and recapitalization of equity. We seek market-based, risk-adjusted rates of return typically between 9% to 14% with the loan term typically between three to 10 years. Security for mezzanine loans can include all or a portion of the following credit enhancements; secured second mortgage, pledge of equity interests and personal/corporate guarantees. Mezzanine loans can be recorded for GAAP purposes as either a loan or joint venture depending upon specifics of the loan terms and related credit enhancements. Micropolitan Statistical Areas (“Micro-SA”): Based on the U.S. Census Bureau, Micro-SA is a geographic entity defined by the Office of Management and Budget (OMB) for use by Federal statistical agencies in collecting, tabulating, and publishing Federal statistics. A micro area contains an urban core of at least 10,000 population. Mortgage Loan: Mortgage financing is provided on properties based on our established investment underwriting criteria and secured by a first mortgage. Subject to underwriting, additional credit enhancements may be required including, but not limited to, personal/corporate guarantees and debt service reserves. When possible, LTC attempts to negotiate a purchase option to acquire the property at a future time and lease the property back to the borrower. Net Real Estate Assets: Gross real estate investment less accumulated depreciation. Net Real Estate Asset is commonly referred to as Net Book Value (“NBV”). Non-cashRevenue: Straight-line rental income, amortization of lease inducement and effective interest. Non-cashCompensation Charges: Vesting expense relating to stock options and restricted stock. Normalized EBITDAR Coverage: The trailing twelve month’s earnings from the operator financial statements adjusted for non-recurring, infrequent, or unusual items and before interest, taxes, depreciation, amortization, and rent divided by the operator’s contractual lease rent. Management fees are imputed at 5% of revenues. Normalized EBITDARM Coverage: The trailing twelve month’s earnings from the operator financial statements adjusted for non-recurring, infrequent, or unusual items and before interest, taxes, depreciation, amortization, rent, and management fees divided by the operator’s contractual lease rent. Occupancy: The weighted average percentage of all beds and/or units that are occupied at a given time. The calculation uses the trailing twelve months and is based on licensed beds and/or units which may differ from the number of beds and/or units in service at any given time. Operator Financial Statements: Property level operator financial statements which are unaudited and have not been independently verified by us. Payor Source: LTC revenue by operator underlying payor source for the period presented. LTC is not a Medicaid or a Medicare recipient. Statistics represent LTC's rental revenues times operators' underlying payor source revenue percentage. Underlying payor source revenue percentage is calculated from property level operator financial statements which are unaudited and have not been independently verified by us. Private Pay: Private pay includes private insurance, HMO, VA, and other payors. Purchase Price: Represents the fair value price of an asset that is exchanged in an orderly transaction between market participants at the measurement date. An orderly transaction is a transaction that assumes exposure to the market for a period prior to the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets; it is not a forced transaction (for example, a forced liquidation or distress sale). Real Estate Investments: Represents our investments in real property and mortgage loan receivables. Rental Income: Represents GAAP rent net of amortized lease inducement cost. Same Property Portfolio (“SPP”): Same property statistics allow for the comparative evaluation of performance across a consistent population of LTC’s leased property portfolio and the Prestige Healthcare mortgage loan portfolio. Our SPP is comprised of stabilized properties occupied and operated throughout the duration of the quarter-over-quarter comparison periods presented (excluding assets sold and assets held-for-sale). Accordingly, a property must be occupied and stabilized for a minimum of 15 months to be included in our SPP. Each property transitioned to a new operator has been excluded from SPP and will be added back to SPP for the SPP reporting period ending 15 months after the date of the transition. Skilled Nursing Properties (“SNF”): Seniors housing properties providing restorative, rehabilitative and nursing care for people not requiring the more extensive and sophisticated treatment available at acute care hospitals. Many SNFs provide ancillary services that include occupational, speech, physical, respiratory and IV therapies, as well as sub-acute care services which are paid either by the patient, the patient’s family, private health insurance, or through the federal Medicare or state Medicaid programs. Stabilized: Properties are generally considered stabilized upon the earlier of achieving certain occupancy thresholds (e.g. 80% for SNFs and 90% for ALFs) and, as applicable, 12 months from the date of acquisition/lease transition or, in the event of a de novo development, redevelopment, major renovations or addition, 24 months from the date the property is first placed in or returned to service, or properties acquired in lease-up. Trailing Twelve Months Revenues: For the owned portfolio, rental income includes cash rent, straight-line rent and amortization of lease incentives and excludes real estate tax reimbursement and rental income from properties sold during the trailing twelve months. Financing receivables revenue includes cash interest income and effective interest from financing receivables during the trailing twelve months. Mortgage loans revenue includes cash interest income and effective interest from mortgage loans and construction loans during the trailing twelve months. Notes receivables revenue includes cash interest income and effective interest from mezzanine loans and working capital notes and excludes loan payoffs during the trailing twelve months. Unconsolidated JV revenue includes income from our investments in joint ventures during the trailing twelve months. Under Development Properties (“UDP”): Development projects to construct seniors housing properties. GLOSSARY I 26 GLOSSARY